UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 19, 2010

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
ITEM 8.01	OTHER EVENTS

On February 16, 2011, Urologix, Inc. (the “Company”) received a letter from The Nasdaq Stock Market, notifying the Company that its request had been granted for an additional 180 calendar day period, or until August 15, 2011, to regain compliance with the $1.00 per share minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2).  The Nasdaq letter states that, pursuant to Listing Rule 5810(c)(3)(A), the Company is eligible for this additional compliance period because it meets all other Nasdaq Capital Market initial listing criteria set forth in Listing Rule 5505.  Previously, on August 19, 2010, the Company was notified by Nasdaq that it did not meet the minimum bid price requirement for continued listing and was provided until February 15, 2011 to achieve compliance.

The Company may achieve compliance during the additional 180-day period if the closing bid price of the company's common stock is at least $1.00 per share for a minimum of 10 consecutive business days before August 15, 2011.

The Company will seek to regain compliance within this cure period and is considering appropriate business measures to address compliance with the continued listing standards of the Nasdaq Stock Market.

On February 16, 2011, the Company issued a press release announcing its receipt of the letter. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit #	Description
99.1	Press release issued by Urologix on February 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Stryker Warren, jr.
Stryker Warren, jr. Chief Executive Officer

Date: February 17, 2011

EXHIBIT INDEX

Exhibit #	Description
99.1	Press release issued by Urologix on February 16, 2011